UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

SpartanNash Company

(Exact name of Registrant as Specified in Its Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700
Grand Rapids, Michigan		49518-8700
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SPTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2025, the Company held its 2025 Annual Meeting. As of March 24, 2025, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the "Record Date"), there were 33,846,210 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. 30,472,250 shares of common stock, or 90.03% of the common stock outstanding on the Record Date, were present in person or represented by proxy at the Annual Meeting, constituting a quorum.

Set forth below are (i) the matters voted upon at the Annual Meeting, which are more fully described in the Company's proxy statement filed with the U.S. Securities and Exchange Commission on April 1, 2025, and (ii) the final certified results of the voting reported by Sodali & Co., the independent Inspector of Election for the Annual Meeting (the "Inspector of Election").

Proposal 1 - Election of Directors

Shareholders elected each of the Company's nominees to serve until the 2026 Annual Meeting of Shareholders of the Company and until such directors' successors shall have been elected and qualified. The voting results for this proposal were as follows:

Company Nominees	For	Withheld	Broker Non-Votes
M. Shân Atkins	25,245,048	1,480,805	3,746,397
Fred Bentley, Jr.	26,023,312	702,541	3,746,397
Dorlisa K. Flur	26,064,975	660,878	3,746,397
Douglas A. Hacker	26,005,824	720,029	3,746,397
Kerrie D. MacPherson	26,123,483	602,370	3,746,397
Julien R. Mininberg	26,101,926	623,927	3,746,397
Jaymin B. Patel	26,011,116	714,737	3,746,397
Pamela S. Puryear, Ph.D.	25,946,752	779,101	3,746,397
Tony B. Sarsam	26,325,717	400,136	3,746,397

Proposal 2 - Advisory Approval of the Company's Named Executive Officer Compensation

Shareholders approved, on an advisory basis, the Company's named executive officer compensation. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
24,398,678	2,262,605	64,570	3,746,397

Proposal 3 - Ratification of the Selection of Deloitte & Touche LLP as the Company's Independent Certified Public Accounting Firm for Fiscal 2025

Shareholders approved the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accounting firm for the fiscal year ending January 3, 2026. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
29,618,438	824,882	28,930	N/A

Proposal 4 - Management Proposal to Amend the Company's Bylaws to Provide Shareholders the Right to Call Special Meetings of Shareholders at a 25% Ownership Threshold

Shareholders approved the Company's proposal to amend the Company's bylaws to provide shareholders a right to call a special meeting of shareholders at a 25% ownership threshold. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
25,007,143	451,511	1,267,199	3,746,397

Proposal 5 - Shareholder Proposal to Provide Shareholders the Right to Call Special Meetings of Shareholders at a 15% Ownership Threshold, if properly presented at the Annual Meeting

Shareholders rejected a shareholder proposal to provide shareholders the right to call a special meeting of shareholders at a 15% ownership threshold. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
10,742,421	15,894,051	89,381	3,746,397

No other matters were properly presented for consideration or shareholder action at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025	SpartanNash Company

	By:	/s/ Ileana McAlary
Ileana McAlary Executive Vice President, Chief Legal Officer and Corporate Secretary